UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 19, 2005

                           NETWORTH TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-27842              54-1778587
  State or Other Jurisdiction           (Commission         (I.R.S. Employer
        of Incorporation)               File Number)        Identification No.)


                 6499 NW 9th Avenue, Suite 304, Fort Lauderdale,
                       Florida 33309 (Address of principal
                          executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 670-2300

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      (a) Effective as of April 19, 2005, L. Joshua Eikov resigned as a director of the registrant. He was not a member of any committee of the Board of Directors of the registrant. The Board of Directors believes that his resignation was based upon irreconcilable differences of opinion between Mr. Eikov and the other members of the Board of Directors regarding the conduct of operations and possible future strategic alliances and other transactions of the registrant not in the ordinary course of its business.

      (b) Effective as of or after April 19, 2005, the registrant's principal executive officer, principal operating officer, President, Chief Executive Officer, Secretary and Treasurer, L. Joshua Eikov, resigned from those offices and from all other offices and positions (including positions as director) with the registrant and its subsidiaries. The registrant has not appointed a new officer or new officers to succeed Mr. Eikov.


                   SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

      9.01 (c) Exhibits

      17.   Letter from L. Joshua Eikov to Anthony Joffe, dated April 25, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: April 25, 2005


                                      NETWORTH TECHNOLOGIES, INC.

                                      By: /s/ Anthony Q. Joffe
                                      Anthony Q. Joffe, Chairman of the Board
                                      of Directors of the Registrant